                                                                     Exhibit 4.1


                      SECOND AMENDMENT TO RIGHTS AGREEMENT


                  SECOND AMENDMENT, dated as of April 25, 1997 (this "Second Amendment") to the Rights Agreement (the "Rights Agreement"), dated as of October 5, 1996, between Harrah's Entertainment, Inc., a Delaware corporation (the "Company"), and The Bank of New York, a New York corporation, as Rights Agent (the "Rights Agent"), as amended by the First Amendment thereto, dated as of February 21, 1997 (the "First Amendment"). Unless the context indicates to the contrary, capitalized terms used and not defined herein shall have the meanings ascribed to them in the Rights Agreement.

                  The Company and the Rights Agent have previously entered into the Rights Agreement and the First Amendment thereto. The Board of Directors of the Company has authorized and declared a dividend of one Right for each Common Share of the Company outstanding at the close of business on the Record Date, and has authorized the issuance of one Right (subject to adjustment as provided in the Rights Agreement) with respect to each Common Share that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date, each Right initially representing the right to purchase one two-hundredth of a share of Series A Special Stock of the Company, upon the terms and subject to the conditions set forth in the Rights Agreement.

                  Pursuant to Section 26 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of such Section. The parties deem it advisable to supplement and amend the Rights Agreement as provided in this Second Amendment.

                  Accordingly, in consideration of the promises and mutual agreements herein set forth, the parties hereby agree as follows:

                  1.  Exhibit B. Form of Right Certificate

                  The form of Right Certificate attached to the Rights Agreement as Exhibit B is hereby amended and restated in its entirety as set forth in Exhibit B attached hereto.

                  2.  Exhibit C.  Summary of Rights to Purchase Special
Shares

                  The Summary of Rights to Purchase Special Shares attached to the Rights Agreement as Exhibit C is hereby amended and restated in its entirety as set forth in Exhibit C attached hereto.

                  3. Except as expressly set forth herein, nothing herein shall be deemed or construed to alter or amend the Rights Agreement in any respect, and, except as amended and supplemented hereby, the Rights Agreement shall remain in full force and effect in accordance with the provisions thereof. Unless the context indicates otherwise, each reference in the Rights Agreement to "this Rights Agreement" and the words "hereof", "hereto" and words of similar import shall mean the Rights Agreement, as amended and supplemented hereby.

                  4. This Second Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                  5. This Second Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.



                           [signature page to follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Rights Agreement to be duly executed and their respective corporate seals to be hereunto affixed, this 6th day of May, 1997.


                          HARRAH'S ENTERTAINMENT, INC.



                          By /s/ E. O. Robinson, Jr.
                             --------------------------------
                             Name:  E. O. Robinson, Jr.
                             Title: Senior Vice President and
                                      General Counsel


[SEAL]


                          THE BANK OF NEW YORK



                          By /s/ John I. Sivertsen
                             -------------------------------
                             Name:  John I. Sivertsen
                             Title: Vice President

[SEAL]

                                                                      EXHIBIT B
                                                                      ---------

                           [Form of Right Certificate]


Certificate No. R-                                                       Rights
                                                                   -----



         NOT EXERCISABLE AFTER OCTOBER 5, 2006 OR EARLIER IF NOTICE OF REDEMPTION OR EXCHANGE IS GIVEN OR IF THE COMPANY IS MERGED OR ACQUIRED PURSUANT TO AN AGREEMENT OF THE TYPE DESCRIBED IN SECTION 1.3(ii)(A)(4) OF THE RIGHTS AGREEMENT. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SECTION
         11.1.2 OF THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON, OR ITS AFFILIATES OR ASSOCIATES, OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE HELD OR HAVE BEEN HELD BY A PERSON WHO IS OR WAS AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON OR A NOMINEE THEREOF. THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY HAVE BECOME NULL AND VOID AS SPECIFIED IN SECTION
         11.1.2 OF THE RIGHTS AGREEMENT.]1/

                                Right Certificate

                          HARRAH'S ENTERTAINMENT, INC.

                  This certifies that                   , or registered assigns,
is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of October 5, 1996, as the same may be amended from time to time (the "Rights Agreement"), between Harrah's Entertainment, Inc., a Delaware corporation (the "Company"), and The Bank of New York, a New York corporation authorized to do a banking business, as Rights Agent (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date and prior to 5:00 P.M. (New York City time) on October 5, 2006, at the offices of the Rights Agent, or its

---------------------
1. The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

successors as Rights Agent, designated for such purpose, one two- hundredth of a fully paid, nonassessable share of Series A Special Stock, par value $1.125 per share (the "Special Shares") of the Company, at a purchase price of $130.00 per one two- hundredth of a share, subject to adjustment (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and certification duly executed along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request. The number of Rights evidenced by this Right Certificate (and the number of one two-hundredths of a Special Share which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of October 5, 1996 based on the Special Shares as constituted at such date.

                  Upon the occurrence certain events described in Section 11.1.2 of the Rights Agreement, if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person, (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become void, and no holder hereof shall have any right to exercise such Rights under any provision of the Rights Agreement or otherwise from and after the occurrence of such event described in Section 11.1.2 of the Rights Agreement.

                  Capitalized terms used in this Right Certificate without definition shall have the meanings ascribed to them in the Rights Agreement. As provided in the Rights Agreement, the Purchase Price and the number and kind of Special Shares or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

                  This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates.
Copies of the Rights Agreement are on file at the principal offices of the Company and the Rights Agent.

                  This Right Certificate, with or without other Right Certificates, upon surrender at the offices of the Rights Agent designated for such purpose along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably request, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one two-hundredths of a Special Share as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

                  Subject to the provisions of the Rights Agreement, the Board of Directors may, at its option, (i) redeem the Rights evidenced by this Right Certificate at a redemption price of $0.01 per Right at any time prior to the earlier of (A) the Shares Acquisition Date or (B) the Final Expiration Date, or
(ii) exchange Common Shares for the Rights evidenced by this Certificate, in whole or in part, after the occurrence of a Trigger Event. In the event that, pursuant to the last sentence of Section 1.1 of the Rights Agreement, the Board of Directors determines that a Person has become an Acquiring Person inadvertently, and such Person divests Common Shares in accordance with such sentence, then the Company's right of redemption shall be deemed to have not expired as a result of such inadvertent acquisition.

                  No fractional Special Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one two-hundredth of a Special Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

                  No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Special Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

                  If any term, provision, covenant or restriction of the Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of the Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in the Rights Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from the Rights Agreement would adversely affect the purpose or effect of the Rights Agreement, the Company's right of redemption shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board of Directors.

                  This Right Certificate shall not be valid or binding for any purpose until it shall have been countersigned by the Rights Agent.

                  WITNESS the facsimile signature of the proper officers
of the Company and its corporate seal.  Dated as of            .

Attest:                                      HARRAH'S ENTERTAINMENT, INC.


By                                           By
    ---------------------                        ------------------------
    Title:                                            Title:


Countersigned:

THE BANK OF NEW YORK


By
   ----------------------
    Authorized Signature

                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT
                               ------------------

             (To be executed by the registered holder if such holder
                   desires to transfer the Right Certificate.)

FOR VALUE RECEIVED
                   -------------
hereby sells, assigns and transfers unto
                                         ------------------------
-----------------------------------------------------------------
-----------------------------------------------------------------

                         (Please print name and address
                                 of transferee)

this Right Certificate and the Rights evidenced thereby, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint [Name] Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:
       ------------------





                                                 ----------------------------
                                                 Signature
Signature Guaranteed:


-------------------------

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not beneficially owned by an Acquiring Person or an Affiliate or an Associate (as such terms are defined in the Rights Agreement) thereof; and

                  (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof.

Dated:
        -----------------


                                                  ----------------------------
                                                          Signature
Signature Guaranteed:


-------------------------

   Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.


----------------------------------------------------------------


                                     NOTICE
                                     ------

             The signature in the foregoing Form of Assignment must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

             In the event the certification set forth above in the Form of Assignment is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate hereof and, in the case of an Assignment, will affix a legend to that effect on any Right Certificates issued in exchange for this Right Certificate.

                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

                      (To be executed if holder desires to
                       exercise Rights represented by the
                               Right Certificate.)

To: HARRAH'S ENTERTAINMENT, INC.

             The undersigned hereby irrevocably elects to exercise __________________ Rights represented by this Right Certificate to purchase the Special Shares issuable upon the exercise of such Rights (or such other securities of the Company or of any other Person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number

------------------------------------------------------------
                (Please print name and address)

------------------------------------------------------------

If such  number of Rights  shall not be all the Rights  evidenced  by this Right
Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

------------------------------------------------------------
                (Please print name and address)

------------------------------------------------------------

Dated:
       ------------------

                                                  ----------------------------
                                                  Signature

Signature Guaranteed:

-------------------------

             Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not beneficially owned by an Acquiring Person or an Affiliate or an Associate thereof; and

                  (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof.

Dated:
       ------------------

                                                   ----------------------------
                                                   Signature

Signature Guaranteed:


-------------------------

             Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.


----------------------------------------------------------------


                                     NOTICE
                                     ------

             The signature in the foregoing Form of Election to Purchase must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

             In the event the certification set forth above in the Form of Election to Purchase is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate hereof.

                                                                     EXHIBIT C

           As described in the Rights Agreement, Rights which are held by or have been held by Acquiring Persons or Associates or
          Affiliates thereof (as defined in the Rights Agreement) shall become null and void.

                          SUMMARY OF RIGHTS TO PURCHASE
                                 SPECIAL SHARES

             On July 19, 1996 the Board of Directors of Harrah's Entertainment, Inc. (the "Company") declared a dividend of one Right for each share of common stock, $0.10 par value (the "Common Shares"), of the Company outstanding at the close of business on October 5, 1996 (the "Record Date"). As long as the Rights are attached to the Common Shares, the Company will issue one Right (subject to adjustment) with each new Common Share so that all such shares will have attached Rights. When exercisable, each Right will entitle the registered holder to purchase from the Company one two-hundredth of a share of Series A Special Stock (the "Special Shares") at a price of $130 per one two-hundredth of a Special Share, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement, dated as of October 5, 1996, as the same may be amended from time to time (the "Rights Agreement"), between the Company and The Bank of New York, as Rights Agent (the "Rights Agent").

             Until the earlier to occur of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the Common Shares or (ii) ten (10) days (or such later date as may be determined by action of at least a majority of Continuing Directors (as defined below) prior to such time as any Person becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the Common Shares (the earlier of (i) and (ii) being called the "Distribution Date," whether or not either such date occurs prior to the Record Date), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate together with a copy of this Summary of Rights.

             The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), new Common Share certificates issued after the close of business on the Record Date upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the surrender for transfer of any certificates for Common Shares, with or without a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, thereafter, such separate Right Certificates alone will evidence the Rights.

             The Rights are not exercisable until the Distribution Date. The Rights will expire on October 5, 2006, subject to the Company's right to extend such date (the "Final Expiration Date"), unless earlier redeemed or exchanged by the Company or terminated.

             Each Special Share purchasable upon exercise of the Rights will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 200 times the dividend, if any, declared per Common Share. In the event of liquidation, the holders of the Special Shares will be entitled to a minimum preferential liquidation payment of $200 per share but will be entitled to an aggregate payment of 200 times the payment made per Common Share. Each Special Share will have 200 votes and will vote together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Special Share will be entitled to receive 200 times the amount received per Common Share. These rights are protected by customary antidilution provisions. Because of the nature of the Special Share's dividend, liquidation and voting rights, the value of one two-hundredth of a Special Share purchasable upon exercise of each Right should approximate the value of one Common Share.

             The Purchase Price payable, and the number of Special Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Special Shares, (ii) upon the grant to holders of the Special Shares of certain rights or warrants to subscribe for or purchase Special Shares or convertible securities at less than the current market price of the Special Shares or (iii) upon the distribution to holders of the Special Shares of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in Special Shares (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

             In the event that a Person  becomes  an  Acquiring  Person  (except pursuant to certain cash offers for all outstanding Common Shares approved by the Board) or if the Company were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person and the Common Shares were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the 15% stockholder (which Rights will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a market value of two times the then current Purchase Price of the Right. With certain exceptions, in the event that (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or its Common Shares are changed or exchanged (other than a merger which follows certain cash offers for all outstanding Common Shares approved by the Board) or (ii) more than 50% of the Company's assets or earning power is sold, proper provision shall be made so that each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of the Right.

             At any time after a Person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding Common Shares, the Board of Directors may cause the Company to acquire the Rights (other than Rights owned by an Acquiring Person which have become void), in whole or in part, in exchange for that number of Common Shares having an aggregate value equal to the Spread (the excess of the value of the Common Shares issuable upon exercise of a Right after a Person becomes an Acquiring Person over the Purchase Price) per Right (subject to adjustment).

             No adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued and in lieu thereof, a payment in cash will be made based on the market price of the Special Shares on the last trading date prior to the date of exercise.

             The Rights may be redeemed in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price") by the Board of Directors at any time prior to the earlier of (i) the first date of public announcement that a Person has become an Acquiring Person or (ii) the Final Expiration Date. In the event that, pursuant to the last sentence of Section 1.1 of the Rights Agreement, the Board of Directors determines that a Person has become an Acquiring Person inadvertently, and such Person divests Common Shares in accordance with such sentence, then the Company's right of redemption shall be deemed to have not expired as a result of such inadvertent acquisition. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make an announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

             The term "Continuing Directors" means any member of the Board of Directors of the Company who was a member of the Board prior to the time that any Person becomes an Acquiring Person, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors. Continuing Directors do not include an Acquiring
Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing.

             Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

              Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, amend or supplement the Rights Agreement without the approval of any holders of Right Certificates to cure any ambiguity, to correct or supplement any provision contained therein which may be defective or inconsistent with any other provisions therein, to shorten or lengthen any time period under the Rights Agreement (so long as, under certain circumstances, a majority of Continuing Directors approve such shortening or lengthening) or, so long as the interests of the holders of Right Certificates

(other than an Acquiring Person or an affiliate or associate of an Acquiring Person) are not adversely affected thereby, to make any other provisions in regard to matters or questions arising thereunder which the Company and the Rights Agent may deem necessary or desirable, including but not limited to extending the Final Expiration Date. The Company may at any time prior to such time as any Person becomes an Acquiring Person amend the Rights Agreement to lower the thresholds described above to not less than the greater of (i) any percentage greater than the largest percentage of the outstanding Common Shares then known by the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%.

             A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.




































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